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                                                                   Exhibit 10.26

                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (the "Agreement") made as of this 6th day of February, 2002, among Sonic Foundry Media Services, Inc., a Maryland corporation ("Buyer"), and a wholly owned subsidiary of Sonic Foundry, Inc., a Maryland corporation ("Parent"), Digital Savant, Inc., a California corporation ("Seller") and Alex Shohet, ("Shohet"), an adult resident of California. Parent joins in this Agreement solely as to Sections 2.2(b), 4.1, 4.2, 4.3, 4.4, 4.6 and 5.2 and Shohet joins in this Agreement solely as to Sections 3, 6.4 and 7.

                                R E C I T A L S:

          A. Seller is engaged, among other things, in the business of developing, marketing and licensing its proprietary digital asset management software and services known generally as Media Taxi(TM) (the "Business").

          B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Business and substantially all of Seller's assets related to the Business.

          NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Purchase and Sale of Assets.

          1.1 Assets to be Transferred by Seller. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 6), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept, certain assets, properties and business of Seller used or held by it in the conduct of, or in connection with, the Business, whether tangible or intangible and wherever located (but excluding the Excluded Assets, as defined below) (the "Purchased Assets"). The Purchased Assets consist of the following assets:

               (a) Intentionally Deleted;

               (b) Trade Rights. All of Seller's interest in any Trade Rights related to the Business. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, logos, trade dress, service marks, trade names, domain names, email names, domain name registrations and brand names (including without limitation, all rights in "Media Taxi"); (ii) all copyrights and all other rights associated therewith and the underlying works of authorship; (iii) all patents and all proprietary rights associated therewith; (iv) all contracts or agreement granting any right, title, license or privilege with respect to the intellectual property rights of any third party or Seller; (v) all inventions, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; (vi) all registrations of any of the foregoing, all applications therefor, all goodwill associated with any of the foregoing, and all claims for infringement or breach thereof; and (vii) plans, drawings, schematics and all computer source code, object code, programs and other software of Seller, including all machine readable code, printed listings of code, documentation and related property and information of Seller related to the Business. The Trade Rights include, but are not limited to, the items listed on Schedule 1.1(b) attached hereto;

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               (c) Contracts. Seller's contracts, contractual rights, licenses, and other agreements existing as of the Closing Date, all as related to the Business, as described on Schedule 1.1(c) attached hereto (collectively, the "Assumed Contracts");

               (d) Advertising; Website. All of Seller's sales, advertising and promotional materials, and similar materials related to the Business, and all rights of Seller in and to Seller's worldwide web home page(s) and addresses, world wide web advertisements and all electronic mail accounts, all related to the Business;

               (e) Records. All of Seller's books, records, files, papers and other information and records relating to the Business, except for those listed below as Excluded Assets;

               (f) Goodwill. All of Seller's goodwill related to the Business;
     and

               (g) Customer Lists/Prospective Customer Lists. All of Seller's customer and prospective customer lists and contact information, including email lists, solely as related to the Business.

               (h) Warner Brothers Cash and Receivable. The WBITD Asset (defined in Section 1.2(b).

               (i) Other. All causes of action, choses in action and rights of recovery with respect to any of the foregoing.

          1.2 Excluded Assets. Seller shall not sell to Buyer, and Buyer shall not purchase from Seller, the following assets of Seller (collectively the "Excluded Assets"):

               (a) Digital Savant Trade Rights. Seller's rights in the registered trademarks for "Digital Savant", Digital Savant logo and "It Works"; provided, however, that neither Seller, nor any of its officers, directors, shareholders or other agents shall use, or license such Digital Savant Trade Rights in any manner that would be reasonably deemed competitive with the Business;

               (b) Cash and Receivables. All cash, cash items, marketable securities, certificates of deposit and other investments of Seller, and all accounts and notes receivable of Seller; provided, however, Seller shall assign and remit to Buyer, and Buyer shall take, as a Purchased Asset, all accounts receivable that relate to all non-hosting revenue related to Warner Brothers International Television Distribution and arising after January 8, 2002 and all associated cash. (the "WBITD Asset").

               (c) Corporate Records. Any corporate franchise, articles of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with Seller's corporate organization and capitalization; provided, however, that Buyer or its designated agents shall have reasonable access to such books and records and may make copies thereof and/or excerpts therefrom;

               (d) Tax Returns. Seller's tax returns and records; provided, however, that Buyer and its designated agents shall have reasonable access to such records and may make copies thereof and/or excerpts therefrom from time to time; and


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               (e) Tax Refunds. Seller's income tax refunds, including those arising from amended income tax returns of Seller.

          1.3 Assumption of Liabilities. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall assume and agree to perform and discharge the following specific debts, liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

               (a) all liabilities and obligations arising or accruing with respect to periods after the Closing Date under or pursuant to the Assumed Contracts.

          1.4 Liabilities Not to be Assumed. Except as and to the extent specifically set forth in Section 1.3, Buyer is not assuming any debts, liabilities or obligations of Seller.

          1.5 Assets Not Assignable.

               (a) If any interest in any of the Purchased Assets is not capable of being assigned without the consent of a third person or if such assignment would constitute a breach under any agreement related to any Purchased Asset, or a violation of any law or is not immediately practicable, this Agreement shall not constitute an assignment of such interest ("Restricted Interests"). To the extent not a violation of the agreement related to a Restricted Interest, the entire beneficial interest in any Purchased Assets subject to a restriction as described above, and any other interests in such Purchased Assets which are transferable notwithstanding such restriction, shall be transferred (net of expenses incurred by Seller in connection with a Restricted Interest) from Seller to Buyer as provided in this Section 1.5.

               (b) Anything in this Agreement to the contrary notwithstanding, Seller shall not be obligated to transfer to Buyer any Restricted Interests without Buyer or Seller first having obtained all consents and authorizations necessary for such transfers. In consultation with each other as to the practicalities of proposed actions, Seller and Buyer shall use all reasonable efforts to assist each other in obtaining such consents and authorizations and to resolve any impracticalities of assignment referred to in Section 1.5(a) hereof.

               (c) If the consents and authorizations referred to in Section 1.5(a) hereof are not obtained by Buyer or Seller, or until the impracticalities of transfer referred to therein are resolved, Seller shall use all reasonable efforts to (i) provide to Buyer, at Buyer's request, the benefits of any Restricted Interests (net of expenses incurred by Seller in connection with such Restricted Interests), (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to Buyer, and
     (iii) enforce, at Buyer's request and for Buyer's account, any rights of Seller and Shareholders arising from any Restricted Interests (including the right to elect to terminate in accordance with the terms thereof upon request from Buyer).

     2. Purchase Price and Payment.

          2.1 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be the sum of (a) One Hundred Thousand Dollars ($100,000) (the "Cash"); (b) 221,000 shares of Parent common stock (the "Stock"); and (c) the Assumed Liabilities.

          2.2 Payment of Purchase Price. The Purchase Price shall be paid to Seller as set forth in this Section 2.2.

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               (a) Cash At Closing. On the Closing Date, Buyer shall pay to
     Seller the Cash, by certified or cashier's check or by wire transfer to an account as directed by Seller.

               (b) Stock. On the Closing Date, Parent shall issue the Stock, fully paid, non-assessable and unencumbered (except set forth herein), to Seller. On the Closing Date, Buyer shall deliver to Seller a certificate representing the shares of Stock. The Seller has been informed that, unless there is an exemption from applicable securities laws, before Buyer delivers any shares of Stock to Seller, Seller may be required to execute and deliver to Buyer a shareholder sophistication certification to the extent such certification is reasonably necessary to comply with applicable securities laws.

          2.3 Allocation. The Purchase Price shall be allocated among the Purchased Assets in the manner specified in Schedule 2.3 attached hereto, which Schedule shall be completed before or on the Closing Date. The parties anticipate that the purchase price allocation shall be divided among intellectual property and good will. None of the parties shall take a position for income tax reporting purposes that is inconsistent with such allocation. The parties shall cooperate in the filing of an Internal Revenue Service Form 8594 that is consistent with the allocation set forth in Schedule 2.3.

     3. Representations and Warranties of Seller and Shohet. Seller and Shohet jointly and severally represent and warrant to Buyer as follows:

          3.1 Corporate. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California with all requisite power and authority to own and lease its properties and to operate its business as and where it is now being conducted and to enter into this Agreement and perform the transactions contemplated hereby, including without limitation, full legal right, power and authority to transfer the Purchased Assets to Buyer.

          3.2 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Seller's Board of Directors and shareholders. No other corporate act or proceeding on the part of Seller is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will constitute, valid and binding agreements of Seller enforceable in accordance with their respective terms.

          3.3 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by such parties of the transactions contemplated hereby and thereby, will: (a) to Seller's or Shohet's knowledge, violate any statute or law, or any rule of any governmental authority; (b) Claims to Seller's or Shohet's knowledge, require any authorization, exemption by or notice to any court or governmental agency; or (c) violate or constitute a default under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any security interest or encumbrance upon any of Seller's assets, any term or provision of Seller's Articles of Incorporation or Bylaws or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of its assets or properties may be bound or affected.

          3.4 Claims. To Seller's and Shohet's knowledge after due inquiry, and except for the Nadar Group claims and the claims by Warner Bros. asserted in the action between Seller and the Nadar


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Group, there is no litigation, action, claim, suit or investigation pending or threatened against Seller or any of the Purchased Assets, including without limitation any patent, copyright or trademark infringement claim.

          3.5 No Default. Seller is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Seller's obligations or result in the creation of any lien on any of the assets owned, used or occupied by Seller. To Seller's and Shohet's best knowledge, no third party is in default under any lease, contract or commitment to which Seller is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

          3.6 Financial Statements. Seller has previously provided Buyer with copies of its unaudited financial statements consisting of balance sheets of Seller as of December 31, 2001 and 2000 and the related statements of income for the twelve-month periods then ended (the December 31, 2001 financial statements, the "Recent Financial Statements"). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in a consistent manner, but not in accordance with generally accepted accounting principles, have been prepared in accordance with the books and records of Seller, and fairly present the assets, liabilities and financial position, and the results of operations of Seller as of the dates and for the years and periods indicated. Since the date of the Recent Financial Statements, there has been no material adverse change in the financial condition, assets, liabilities, business, prospects or operations of Seller.

          3.7 Compliance with Laws.

               (a) Compliance. Except for allegations related to the Nadar Group claims, which Seller disputes (except for the allegation that Nadar's final paycheck was not paid when due), Seller believes it is in compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations, including laws relating to employees, employee benefits, employment practices, hazardous substances and the environment. Seller has not received any notice of any violation or alleged violation of any federal, state, local or foreign laws, ordinances, orders, rules or regulations.

               (b) Licenses and Permits. Seller has all licenses and permits required for the conduct of the Business (as presently conducted by Seller).

          3.8 Title to Purchased Assets. Except for any liens created by an capital equipment leases listed in the Assumed Contracts, Seller has good and marketable title to the Purchased Assets and the Purchased Assets shall be free and clear of all liens, claims, security interest and other encumbrances as of the Closing Date.

          3.9 Intellectual Property Warranty. Seller is the exclusive owner of the intellectual property included in the Purchased Assets, free and clear of all claims, liens, and encumbrances. Neither Shohet nor any other employee or former employee of Seller owns, directly or indirectly, in whole or in part, any patents or applications therefor, trademarks, trade names, copyrights, trade secrets, works-in-process, or inventions which Seller is using or intends to use, or the use of which is necessary for the conduct of, or would compete with, the Business. None of the Purchased Assets infringe any patent, trademark, trade secret rights, copyrights or other intellectual property rights of any third party. Neither

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Seller nor Shohet has any knowledge of any facts or alleged claims that should reasonably lead them to believe that any part of the Purchased Assets infringes any intellectual property rights of any third party.

          3.10 Contracts and Commitments. Seller is not in default under any of the Assumed Contracts, nor to Seller's or Shohet's knowledge, has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Seller's obligations or result in the creation of any lien, encumbrance or restriction on any of the Purchased Assets. To Seller's and Shohet's knowledge, no third party is in default under any of the Assumed Contracts. Notwithstanding the foregoing representations in this Section 3.10, Seller advises Buyer that in the action between Seller and the Nadar Group, Warner Bros. has asserted that it has rights to the Media Taxi software, solely as incorporated into the customized Media Taxi application developed by Seller for Warner Bros., and those claims are broader than what Seller believes those rights to be. Seller does not know, and makes no representation as to, the effect of such claim should Warner Bros. prevail on such claim in said action.

          3.11 Brokers and Finders. Neither Seller nor Shohet has retained, employed or used any broker or finder in connection with this Agreement or the negotiation thereof; nor have they agreed to allow any such party to share or participate in any way in the payment of any commission or finder's fee in connection therewith.

          3.12 Tax Matters. (i) Seller has filed all Tax Returns (as defined below) that it was required to file through calendar year 2000; (ii) all such Tax Returns were correct and complete in all material respects, except to the extent amended returns have been or may be filed; (iii) all Taxes (as defined below) due and owing by Seller, whether or not shown on any Tax Return, have been paid; (iv) Seller is not currently the beneficiary of any extension of time within which to file any Tax Return; (v) no claim has ever been made by an authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no liens, security interests or other encumbrances on any of Seller's assets that arose in connection with any failure (or alleged failure) to pay any Tax; and (vii) Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. As used herein, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, capital stock, franchise, income, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, alternative or estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not. As used herein, "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          3.13 Disclosure. No representation or warranty by Seller or Shohet in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Seller or Shohet pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any materially untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

          3.14 Guarantees. Seller has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

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          3.15 Labor and Employment Issues. Seller is in compliance with all applicable statutes, laws, ordinances, rules or regulations ("Laws") respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not and has not, engaged in any unfair labor practice;
(b) except for claims by or on behalf of Nadar Hamzei, Alex Altman, Rick Zaki and Igor Turovsky (collectively, the "Nadar Group"), there is no unfair labor practice charge or complaint against Seller pending or threatened; (c) no grievance respecting employment and employment practices which might have a material adverse effect on Seller is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Seller concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other federal or state government entity, which, individually or in the aggregate, are reasonably likely to have a material adverse effect on Seller.

          3.16 Restricted Securities. Seller and Shohet understand that at Closing, and until any applicable registration statement is declared effective by the SEC, the Stock will not be registered under the Securities Act of 1933, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering.

     4. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

          4.1 Existence. Parent and Buyer are corporations duly organized, validly existing and in good standing under the laws of the State of Maryland with all requisite power and authority to enter into this Agreement and perform the transactions contemplated hereby, including without limitation full legal right, power and authority to purchase and accept the Purchased Assets from Seller.

          4.2 Authority. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Buyer's and Parent's Board of Directors. No other act or proceeding on the part of Buyer and Parent is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer pursuant hereto, or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed by Buyer pursuant hereto will constitute, valid and binding agreements of Buyer, enforceable in accordance with their respective terms.

          4.3 No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Buyer and Parent pursuant hereto, nor the consummation by Buyer of the transactions contemplated hereby and thereby, will: (a) violate any statute or law or any rule, of any governmental authority; (b) require any authorization, notice to any court or governmental agency; or (c) violate or constitute a default under any term or provision of Buyer's or Parent's Certificate of Incorporation or Bylaws or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer or Parent is a party or which Buyer's or Parent's assets or properties may be bound or affected.

          4.4 SEC Filings. Buyer has made available to Seller all forms, reports and other documents required to be filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1, 1998 (the year in which the Parent first had to file with the SEC). All such required forms, reports and other documents (including those that Parent may file after the date hereof until the Closing) are referred to herein as the "Parent SEC Reports." The Parent SEC Reports (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all material respects with the


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applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading.

          4.5 Brokers and Finders. Buyer has not retained, employed or used any broker or finder in connection with this Agreement or the negotiation thereof; nor has it agreed to share or participate in any way in the payment of any commission or finder's fee to such a party.

          4.6 Litigation; No Reliance on Projections. There is no pending litigation against Buyer or Parent that would materially effect either Buyer's or Parent's obligations (or the performance of such obligations) hereunder; moreover, Buyer acknowledges that it has not relied on any forward looking financial projections (as distinguished from records of actual past financial activity of Seller) related to the Business and that Seller has not made any representations or guarantees about existing customers of the Business remaining customers after the Closing.

     5. Conduct of Business Pending Closing. From and after the date of this Agreement and until the Closing:

          5.1 Full Access. Buyer and its authorized agents shall have reasonable access during normal business hours to all properties, books, records, contracts and documents of Seller pertaining to the Business, the Purchased Assets, and Seller shall furnish or cause to be furnished to Buyer and its authorized agents all information with respect to the Business and the Purchased Assets as Buyer or its authorized representatives and agents may reasonably request. Seller shall have reasonable access to those records of Buyer reasonably related to Seller's evaluation of this transaction, and shall further have the cooperation of Buyer's senior executives in answering Seller's questions about Buyer and Parent.

          5.2 Carry on Regular Course. Except as otherwise set forth in this Agreement, Seller shall carry on the Business, and Parent and Buyer shall carry on their respective businesses, substantially in the manner as heretofore conducted and shall not enter into any transaction outside the ordinary course of business.

          5.3 Preservation of Business. From the date hereof until the Closing Date, Seller shall carry on the Business diligently and shall use all reasonable efforts to keep Seller's business organization intact, including its present relationships with employees and customers and others having business relations with it.

          5.4 Exclusive Dealing. Neither Seller nor any of its agents or representatives will take, directly or indirectly, any action to initiate, continue, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any person (a) to engage in any Business Combination (as defined below), (b) to reach any agreement or understanding for, or otherwise attempt to consummate, any Business Combination, or (c) to furnish or cause to be furnished any information with respect to Seller or its assets to any person (other than as contemplated in this Agreement) who Seller knows or believes to be in the process of considering any Business Combination. For purposes hereof, "Business Combination" means any merger, consolidation or combination to which Seller is a party, any sale, dividend, split or other disposition of capital stock or other equity interest of Seller or any sale or other disposition of all or substantially all of Seller's assets. The obligation of Seller under this Section shall terminate if the Closing does not occur on or before March 18, 2002.

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          5.5 Supplemental Disclosure. On the Closing Date, Seller shall inform
Buyer in writing of all information, events or actions which, if this Agreement were signed on the Closing Date, would be required to be disclosed in the exhibits hereto in order to make Seller's representations and warranties contained herein true and correct.

          5.6 No Material Contracts. No contract or commitment will be entered into, and no purchase of supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Seller, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to Seller (individually or in the aggregate).

     6. Closing.

          6.1 Closing Date. The closing of this transaction (the "Closing") shall take place at the offices of Sonic Foundry, Inc., 1617 Sherman Avenue, Madison, Wisconsin 53704, at 11:30 a.m. on the 28th day of January, 2002, or at such other date or time as the parties may agree upon, but in any event not later than March 18, 2002 (the "Closing Date"). If the Closing does not occur on or before March 18, 2002 for any reason other than Seller's affirmative decision (evidenced by written notice to Buyer) to terminate this Agreement, and neither party has yet terminated the Agreement pursuant to Section 10 of this Agreement, Buyer shall pay to Seller the sum of Fifteen Thousand Dollars ($15,000); provided such amount shall be credited towards the Purchase Price (if the Closing does subsequently occur). In no event however, shall Buyer be obligated to pay Seller more than Fifteen Thousand Dollars ($15,000) total for not closing by March 18, 2002 and/or terminating the Agreement under Section 10.

          6.2 Conditions Precedent to Obligations of Seller. Each and every obligation of Seller under this Agreement to be performed at the Closing shall be subject to the fulfillment by Buyer, prior to or at the Closing, of each of the following conditions unless waived in writing by Seller:

               (a) Each representation and warranty made by Buyer in this Agreement or any Exhibit hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though each such representation and warranty has been made or given as of the Closing Date;

               (b) Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or at the Closing Date;

               (c) Buyer shall have executed and delivered to Seller each of the documents described in Section 6.5;

               (d) No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

          6.3 Conditions Precedent to Obligations of Buyer. Each and every obligation of Buyer under this Agreement to be performed at the Closing shall be subject to the fulfillment by Seller and/or Shohet, prior to or at the Closing, of each of the following conditions unless waived in writing by Buyer:

               (a) Buyer completing, to its reasonable satisfaction, its due diligence investigation of Seller; provided, however, such investigation must be completed no later than March 9, 2002;

               (b) Each representation and warranty made by Seller and/or Shohet in this Agreement or any Exhibit hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though each such representation and warranty had been made or given as of the Closing Date;

               (c) Seller shall have performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it before or at the Closing Date;

               (d) Seller and Shohet shall have executed and delivered to Buyer each of the documents described in Section 6.4;

               (e) The parties shall have obtained all necessary consents and licenses with respect to the transaction contemplated hereby, including, without limitation, the transfer of the Purchased Assets, to Buyer, the absence of which would have a material adverse effect on Buyer's rights under this Agreement, or which would constitute a breach pursuant to the provisions of, or which would result in the termination or loss of any material right associated with or under any Assumed Contract or without which Buyer would be precluded or materially impeded from conducting the business or obtaining the benefit of the Purchased Assets; the only exception to the requirement set forth in this subparagraph (e) being the hosting contract with WBIT.

               (f) From the date of this Agreement until the Closing Date, there shall have occurred no material adverse change in the Business, the Purchased Assets or the Business' financial condition or prospects from that disclosed to Buyer in this Agreement;

               (g) No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby; and

               (h) Except as otherwise provided in this Agreement, including without limitation, liens and encumbrances described in the Assumed Contracts, Seller shall have removed any liens or other encumbrances on the Purchased Assets and provided sufficient proof, reasonably acceptable to Buyer, that all such liens or other encumbrances are removed at or before the Closing.

          6.4 Items to be Delivered by Seller and/or Shohet. At the Closing, Seller and/or Shohet shall deliver to Buyer the following documents, all duly executed by Seller or Shohet, as the case may be:

               (a) The Bill of Sale Agreement in the form attached hereto as Exhibit A, and such other instruments of sale, conveyance, transfer or assignment as may be reasonably requested by Buyer to carry out the purposes of this Agreement;

               (b) A Confidentiality Agreement in the form attached hereto as Exhibit B;

               (c) The Stock Restriction and Registration Agreement in the form attached hereto as Exhibit C;

               (d) Copyright, trademark and domain name assignments for the Trade Rights;

               (e) Amend Shohet's Employment Agreement[s] with Seller to remove all restrictions on Shohet's ability to work for Buyer or Parent;

               (f) A certificate signed by the President of Seller that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Seller has performed and complied with all of Seller's obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date;

               (g) A copy of Seller's articles of incorporation, certified by the California Secretary of State;

               (h) Certified resolutions of Seller's Board of Directors and shareholders approving this Agreement and the consummation of the transactions contemplated by this Agreement;

               (i) One or more assignment documents transferring to Buyer all of Seller's rights and interests under the Assumed Contracts; including, without limitation, the Warner Brothers International Television Distribution agreement;

               (j) One or more payoff letters from Seller's lenders, with respect to any debts or liens or other encumbrances on the Purchased Assets that are to be removed at or before the Closing, if applicable; and

               (k) All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement, and such other certificates of authority and documents as Buyer may reasonably request.

          6.5 Items to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following documents, all duly executed by Buyer:

               (a) An Assumption Agreement, in the form attached hereto as Exhibit E, evidencing the Buyer's assumption of the Assumed Liabilities;

               (b) The Cash as described in Section 2.2(a) hereof;

               (c) The Stock as described in Section 2.2(b) hereof;

               (d) The Confidentiality Agreement;

               (e) The Stock Restriction and Registration Agreement;

               (f) Certified resolutions of Buyer's and Parent's Board of Directors approving this Agreement and the consummation of the transactions contemplated by this Agreement; and

               (g) A certificate signed by the President of Buyer that each of the representations and warranties made by Buyer in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date.

     7. Post Closing Covenants.

          7.1 Seller's and Shohet's Covenants.

               (a) Debt Repayment. Seller shall use the Purchase Price to satisfy all of its creditors and employees (past and present), except for repayment of any deferred salary owing to Shohet which shall be repaid only once Seller has reduced all other of its obligations by 50% or more (as measured by, and existing on, the Closing Date), and then only on a pro rata basis with all of Seller's other creditors.

               (b) Intentionally Deleted.

               (c) Future Applications. Neither Company nor Shohet (except as Buyer's employee and for Buyer), shall, at any time following Closing and for so long as Buyer continues the Business, but not more than a period of two (2) years, develop applications that compete with the Purchased Assets, including without limitation, Media Taxi; subject to California law restrictions on non competition clauses.

               (d) Unemployment Compensation. Seller shall, upon the request of Buyer, cooperate with Buyer in any efforts by Buyer to obtain the transfer of Seller's portion of the California unemployment compensation fund[s], to the extent permitted by applicable Law. In connection therewith, Seller will execute such documents as Buyer may reasonably request in order to effectuate such transfer.

          7.2 Buyer's Covenants. Buyer shall employ Shohet beginning Monday, February 11, 2002, on the terms set forth in his employment letter, a draft of which he has received. The Buyer shall register the Sonic Foundry stock pursuant to the terms of the Stock Restriction and Registration Agreement.

     8. Survival of Representations, Warranties and Covenants. The representations, warranties, obligations and covenants of each party contained in this Agreement or in any document referred to herein or delivered at the Closing shall survive the Closing for a period of two years.

     9. Indemnification.

          9.1 Seller's Indemnity. Seller shall indemnify, defend and hold Buyer harmless at any time and from time to time against any and all of Buyer's losses, liabilities, costs, claims, actions, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements (collectively "Damages"), resulting from, arising out of, or incurred with respect to:

               (a) the material falsity or material breach of any representation, warranty, covenant or agreement of Seller or Shohet in this Agreement or in any document or instrument referred to in this Agreement or delivered by Seller or Shohet at the Closing;

               (b) the ownership and conduct of the Business at any time before the Closing Date;

               (c) any claim, including without limitation, claims by the Nadar Group, or anyone of them, and any other employment or labor related claims, made by any party other than Buyer, or suit or other proceeding commenced by any such party alleging facts that, if true, would entitle Buyer to indemnification pursuant to this Section 9.

          9.2 Buyer's Indemnity. Buyer shall indemnify, defend and hold Seller harmless at any time and from time to time against any and all of Seller's Damages resulting from, arising out of or incurred with respect to:

               (a) the material falsity or material breach of any representation, warranty, covenant or agreement of Buyer in this Agreement or in any document or instrument referred to in this Agreement or delivered by Buyer at the Closing;

               (b) the ownership and conduct of the Business at any time after the Closing Date, but not including Damages caused by Shohet intentionally or maliciously (i.e. for example, and not by limitation, what Seller alleges Mr. Nadar did to Seller in the Fall of 2001);

               (c) any claim made by any party other than Seller or suit or proceeding commenced by any such party alleging facts that, if true, would entitle Seller to indemnification pursuant to this Section 9; and

               (d) any of the Assumed Liabilities.

          9.3 Procedure for Asserting Indemnification.

               (a) The party seeking indemnification (the "Indemnitee") shall give the party from whom he or it is seeking indemnification (the "Indemnitor") written notice of any matter with respect to which he or it seeks to be indemnified (the "Claim") within a reasonable time after Indemnitee has knowledge of acts forming a sufficient basis for the Claim, but in any event at least thirty (30) days prior to commencing any action. Such notice shall state the nature of the Claim and, if known, the approximate amount of the loss, cost or expense. Indemnitor shall have the right to contest any Claim by a third party by notifying Indemnitee of an election to exercise such right within thirty (30) days after Indemnitor shall be notified of such Claim.

               (b) Except for the Claim of a third party as to which Indemnitor has timely notified Indemnitee that he or it will contest, unless Indemnitor objects to the determination or computation of the total amount of the indemnification shown in the written notice specified in Subsection 9.3(a), such amount shall be promptly paid to Indemnitee. If Indemnitor objects to such determination or computation, each party will have all remedies available at law or in equity.

          9.4 Limitations on Indemnification.

               (a) Seller's indemnification obligation shall not extend to any claim made by Warner Brothers International Television Distribution ("WBITD"), or any of its affiliates or corporate parents, that pursuant to the 1999 Website Development and Hosting Agreement by and among Seller and WBITD, that WBTID or its affiliates or corporate parents may use, extend, modify, or exploit the Media Taxi software solely for any internal purpose (as opposed to any purpose whereby WBTID, its affiliates or corporate parents, or such corporate parents' affiliates, purport to sublicense or otherwise provide, on a commercial or non-commercial basis, the software to parties other than WBITD, or any of its affiliates, its corporate parents or such corporate parents' affiliates).

               (b) Except in the case of actual and intentional fraud by Seller or Shohet, in no event shall Seller's indemnification obligation under this Agreement exceed an amount equal to 110,500 shares of Sonic Foundry stock times the per share closing price of Sonic Foundry common stock on the day of Closing. In lieu of recovering such indemnification amounts from Seller, Buyer shall first offset any amounts Seller owes Buyer against any Sonic Foundry shares still then restricted under the Stock Registration and Restriction Agreement, and any remaining amount shall be payable by Seller pursuant to this Agreement, subject to the overall limitation of 110,500 shares times the closing price of Sonic Foundry stock on the day of Closing.

     10. Termination. This Agreement may be terminated at any time prior to the Closing Date, by written notice by the terminating party to the other party as follows: (a) by Buyer, if it is not satisfied, for any reason or no reason, with the results of its due diligence investigation; (b) by Seller, if it is not reasonably satisfied by the results of its due diligence investigation of Buyer; or (c) by Seller, if Seller's Board of Director's or shareholder's approval of the Agreement shall not have been obtained. Provided, however, that if Buyer terminates this Agreement it shall pay to Seller Fifteen Thousand Dollars ($15,000) within twenty (20) days of such notice or by March 18, 2002, whichever is earlier. Provided, further, that if Buyer provides written notice to Seller it is satisfied with the results of its due diligence investigation, Seller's right of termination under (b) above terminates immediately as of the date Buyer sends such notice.

     11. Miscellaneous.

          11.1 Expenses Incident to Transaction. Each party shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement.

          11.2 Governing Law. This Agreement shall be construed and interpreted according to the internal laws and decisions of the State of Wisconsin.

          11.3 Notices. All notices, requests, demands and other communications hereunder shall be deemed to be duly given when personally delivered, sent by telecopier, facsimile transmission or other electronic means of transmitting written documents, or when mailed, certified mail, with postage prepaid and

               (a) If to Buyer, to

                    Sonic Foundry Media Services, Inc.
                    1617 Sherman Avenue

                                    Madison, Wisconsin  53704
                                    Attn: General Manager
                                    Fax: 608.256.7300

                   with a copy to

                                    Sonic Foundry, Inc.
                                    1617 Sherman Avenue
                                    Madison, Wisconsin  53704
                                    Attn: General Counsel
                                    Fax: 608.204.8804

                   (or at such other address or with a copy to such other person or address as may have been designated from time to time by notice in writing); or

                   (b) If to Seller to

                                    Alex Shohet
                                    8530 Appian Way
                                    Los Angeles, CA 90046

                   with a copy to

                                    Attorney Steven C. Spronz
                                    Steven C. Spronz, P.C.
                                    6534 Whitworth Drive
                                    Los Angeles, CA 90035-2529
                                    Fax: 323.857.1008


                   (or at such other address or with a copy to such other person or address as may have been designated from time to time by notice in writing).

          11.4 Entire Agreement. This instrument replaces all prior Agreements among Seller and Buyer and embodies the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, discussions and warranties.

          11.5 Modification; Waiver. No modification or waiver of any provisions of this Agreement or consent to any departure therefrom shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

          11.6 Assignment; Binding Nature. Except as specifically set forth herein, this Agreement shall not be assignable by any party without the express written consent of the other parties, which consent shall not be unreasonably withheld; provided, however, that Buyer may assign all or any part of its rights under this Agreement to an entity that is majority owned and controlled by Buyer or to Parent. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          11.7 Further Assurance. After the Closing Date, Seller will execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer may reasonably request to convey and transfer effectively to Buyer any of the Purchased Assets, and will assist Buyer in the collection or reduction to possession of any such Purchased Assets.

          11.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

          11.9 Third-Party Beneficiaries. No third-party beneficiary rights shall be implied from anything contained in this Agreement.

          11.10 Arbitration. All controversies, claims and disputes arising under or relating to this Agreement, or the construction, interpretation, breach, termination, or enforceability hereof, whether such dispute is based upon statute, tort, contract, common law or otherwise, and whether such dispute existed prior to or arises after the date of this Agreement, shall be resolved first by not less than two (2) full days of mediation with a single mediator mutually agreeable by the parties, and if the parties do not reach full agreement (evidenced by a written agreement signed by the parties) within said time, then by binding arbitration. If the parties are unable to agree on the mediator within fifteen (15) business days after one party gives notice to the other that a dispute exists, or if the parties are unable to agree on the arbitrator within fifteen (15) business days after the termination of the mediation, then the mediator or arbitrator, as applicable, shall be chosen by the American Arbitration Association. The mediation and arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association to the extent that a particular matter is not covered by the provisions of this Arbitration Clause. The costs of the mediation and arbitration proceeding shall be borne equally by the parties and each party shall bear the expense of its own counsel and experts.

Any issue as to whether or the extent to which a dispute is subject to arbitration, including but not limited to the validity or enforceability of this Agreement to arbitrate, the applicability of any statute of limitations or other defense relating to the timeliness of the assertion of any claim or any matter relating to the arbitrability of such claim, shall be decided by the arbitrator. In order to achieve the purposes of alternative dispute resolution to save time and expense, if the matter goes to arbitration, the parties shall not have the right to conduct discovery, but shall instead provide all evidence at in person hearings conducted by the arbitrator.

The arbitration proceeding shall commence with a preliminary hearing before the arbitrator for the purpose of making opening statements to educate the arbitrator about the parties' respective positions in the dispute. Such preliminary hearing shall begin not later than ten calendar days following the selection of the arbitrator.

The arbitrator shall render a written, reasoned decision. The arbitrator shall be bound by the laws of the State of Wisconsin, and shall have the authority to award any remedy or remedies which the arbitrator deems appropriate, within the bounds of such governing law; provided, however, that any award of injunctive relief or punitive damages shall be subject to judicial review at the election the party against whom such relief is granted.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused it to be duly executed, as of the date first set forth above.

BUYER:                                       SELLER:

SONIC FOUNDRY MEDIA SERVICES, INC.           DIGITAL SAVANT, INC.




By: /s/ Kenneth A. Minor                   By: /s/ Alex Shohet
   ---------------------------------          ----------------------------------
   Kenneth A. Minor, Vice President            Alex Shohet, President


Solely as to Sections 2.2(b), 4.1,           Solely as to Sections 3, 6.4 and 7:
4.2, 4.3, 4.4, 4.6 and 5.2:
SONIC FOUNDRY, INC.


By: /s/ Kenneth A. Minor                       /s/ Alex Shohet
   ---------------------------------         -----------------------------------
   Kenneth A. Minor, Chief Financial         Alex Shohet, individually
   Officer

                                 Schedule 1.1(b)

                                  Trade Rights

SOFTWARE
--------

Media Taxi:           All copies of source code, object code, back ups,
                      documentation, specifications, proposals, flow charts, html/xml code, templates, database architecture and design, non-client owned databases, betas, discs, cd roms, print outs.

Fox Flash:            All copies of source code, object code, back ups,
                      documentation, specifications, proposals, flow charts, html/xml code, templates, database architecture and design, non-client owned databases, betas, discs, cd roms, print outs.(The parties acknowledge that Fox TV, not Seller, owns the rights in the name "Fox Flash.")

Source Safe:          All copies of documentation, back ups.

Office Software/OS    All copies of documentation, back ups.

TRADEMARKS/TRADENAMES
---------------------

Media Taxi
Digital News

COPYRIGHTS
----------

Media Taxi (TXu-929-218) in all of its existing versions and forms, regardless of name (i.e. Fox Flash, Digital News and any other name.)

DOMAIN NAMES
------------

softwaretaxi.com
cliptaxi.com
markettaxi.com
marketfilms.com
fleamarketfilms.com
cinemarche.com
fleemarketfilms.com
newstaxi.com
sporttaxi.com
mactaxi.com
filmtaxi.com
computertaxi.com
gametaxi.com
gamebizdata.com
prtaxi.com
mediataxi.com

                                 Schedule 1.1(c)

                                Assumed Contracts

                               CUSTOMER CONTRACTS

--------------------------------------------------------------------------------------------------------------------
Client Name                  Contact                                    Contract Terms
--------------------------------------------------------------------------------------------------------------------
Fox Domestic TV              Richard Kosters                            Hosting:
                             10201 W. Pico                              $.50 per MB per month up to 3GB.
                             Bldg. 100/3075                             $.35 per MB per month up to 3GB-10GB
                             Los Angeles, CA 90035
                             richardk@fox.com
                             ----------------
                             (310) 369-4417                             Verbal agreement
                             --------------
--------------------------------------------------------------------------------------------------------------------
Warner Bros. Intl TV         Lisa Gregorian                             $.50 per MB per month up to 3GB.
                             4000 W. Alameda, 3rd floor #3028           $.35 per MB per month up to 3GB-10GB
                             Burbank, CA  91522-1703                    $.25 per MB per month 10GB or more
                             (818) 977-6681
                             --------------
                             lisa.gregorian@warnerbros.com              1999 Contract for Phase I
                                                                           - Front-end Redesign not covered
                                                                             under 1999 contract
                                                                           - Rights Catalog Reporting not
                                                                             covered under 1999 contract
                                                                           - SPEC document not covered under
                                                                             1999 contract; language on Invoice
--------------------------------------------------------------------------------------------------------------------
Fox Latin America - TV,      Diego Londono                              $.50 per MB per month up to 3GB.
Kids (Spanish & Portuguese)  11833 Mississippi Ave.                     $.35 per MB per month up to 3GB-10GB
                             Los Angeles, CA 90025
                             (310) 447-7307
                             --------------
                             diegol@fox.com                             Verbal agreement
                             --------------
--------------------------------------------------------------------------------------------------------------------
Fox Latin America - Sports   Viviana Gorton                             $.50 per MB per month up to 3GB.
(North and South)            1440 S. Sepulveda Blvd                     $.35 per MB per month up to 3GB-10GB
                             2nd floor, Off 271
                             Los Angeles, CA  90025
                             (310) 444-8494                             Verbal agreement
                             vgorton@foxsportsintl.com
                             -------------------------
--------------------------------------------------------------------------------------------------------------------
USA Films                    Michael Carvaines                          $1,500 per month license
                             9333 Wilshire Blvd. Floor G
                             Beverly Hills, CA  90210                   Monthly license plus hosting:
                             (310) 385-6625                             $.50 per MB per month up to 3GB.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                             `michael.carvaines@usafilms.net'           $.35 per MB per month up to 3GB-10GB
                                                                        $.25 per MB per month 10GB or more

                                                                        Verbal agreement
--------------------------------------------------------------------------------------------------------------------
New Line Cinema              Gordon Paddison                            Failure to pay hosting and development fees
                             116 North Robertson Blvd.                  - terminated by DS for failure to Pay
                             Los Angeles, CA 90048
                             (310) 967-6615
                             Gordon@paddison.com
--------------------------------------------------------------------------------------------------------------------
Fox Home Entertainment       Russell Vare                               New Home Video system built by Bakersman
                             2121 Ave. of the Stars, 25th Floor         included Ad-Pub system
                             Los Angeles, CA  90067
                             (310) 369-0392
                             `russellv@fox.com'

--------------------------------------------------------------------------------------------------------------------


                                EQUIPMENT LEASES
                                ----------------

      Lessor                    Equipment Type                     Lease No.

Spaulding Capital Group           Computer                          776300
Spaulding Capital Group           Computer                          769170
Spaulding Capital Group           Computer                          786943
GE Capital Colonial Pacific       Computer                          341826001
Dell Computer                     Laptop                            15399305**




**Only being assumed if Nader returns the Laptop by Closing.

Alchemy Communications NOC Agreement
------------------------------------

Schedule 2.3

                            Purchase Price Allocation

       CLASS OF ASSETS                                       AGREED VALUE
       ---------------                                       ------------

                                                                       Exhibit A
                                                                       ---------

                                  BILL OF SALE

                  KNOW ALL MEN BY THESE PRESENTS, that Digital Savant, Inc., a California corporation ("Seller"), pursuant to that certain Asset Purchase Agreement dated February 6, 2002 (the "Agreement") among Seller, Sonic Foundry Media Services, Inc., a Maryland corporation ("Buyer") and a wholly-owned subsidiary of Sonic Foundry, Inc., a Maryland corporation, has bargained and sold, and by these presents does grant, bargain, sell, assign, convey, transfer, set over and deliver to Buyer, its successors and assigns, all of the Purchased Assets (as such term is defined in the Agreement).

                  TO HAVE AND TO HOLD all of the Purchased Assets hereby conveyed unto Buyer, its successors and assigns, to and for its own use and benefit forever.

                  Seller hereby irrevocably constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, with full power of substitution, and gives and grants to Buyer, its successors and assigns, full power and authority in the name of Seller, at any time and from time to time, to demand, sue for, recover, receive, compound, acquit, release and discharge any and all rights, demands, monies, claims and choses in action of every kind and description, arising out of, incident to, or in connection with, the Purchased Assets, or any of them, and upon the same or any part thereof to make acquittance or other discharge with respect thereto, and generally from time to time to make, execute, do and perform such further acts and things concerning the subject matter of this paragraph with like power and as fully as Seller could do or might have done, hereby ratifying and confirming all and whatever Buyer, its successors and assigns shall lawfully do or cause to be done.

                  Seller hereby further undertakes that it will execute in accordance with the provisions of the Agreement such additional documents and take such further actions as may be reasonably required in order to confirm and further effectuate the sale and assignment of the Purchased Assets to Buyer.

                  This instrument shall be binding upon Seller, its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

                  IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed as of this ___ day of _________________, 2002.

DIGITAL SAVANT, INC.

By: _________________________________
    Alex Shohet, President

STATE OF CALIFORNIA                                   )
                                                      ) ss.
COUNTY OF __________                                  )

                  Personally came before me this _____ day of February, 2002 the above named ALEX SHOHET the President of Digital Savant, Inc., and to me known to be the person who executed the foregoing instrument and acknowledges the same.

______________________________________________
*_____________________________________________
Notary Public, _________    County, California             [NOTARIAL SEAL]
My Commission:  _____________________

                                                                       Exhibit B

             EMPLOYEE CONFIDENTIALITY, INVENTION ASSIGNMENT AND NON-
                             SOLICITATION AGREEMENT

                          THIS AGREEMENT made as of the ___ day of February
2002 and immediately effective by and between SONIC FOUNDRY, INC., and SONIC FOUNDRY MEDIA SERVICES, INC., (collectively, "Sonic Foundry") and the Employee whose name and signature appears below ("Employee").

                          WHEREAS, Sonic Foundry and Employee desire to enter
into this Agreement, ("Agreement") which will set forth the terms and conditions of Employee's use of confidential information obtained during the course of employment with Sonic Foundry, assignment of inventions and solicitation of employees and clients.

                          NOW THEREFORE, in consideration of the premises to
this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sonic Foundry and Employee agree as follows:

1.    Obligation of Confidentiality. Employee understands that in the course of
      -----------------------------
his/her employment with Sonic Foundry, he/she shall or may be making use of, acquiring, or adding to confidential information of a special and unique nature and value relating to such matters as Sonic Foundry's trade secrets, systems, inventions, programs (including, without limitation, Sonic Foundry's computer software programs), procedures, manuals, confidential reports and communications, and lists of customers and clients. Employee also understands that any information, data and materials received by Sonic Foundry from third-parties in confidence (or subject to nondisclosure or similar covenants), including but not limited to customers, prospective customers, joint ventures, parties to cooperative agreements or partners, shall be deemed to be and shall be confidential information. Employee hereby confirms that he/she has not and shall not, except with the express, prior written consent of Sonic Foundry, or except if he/she is acting as an employee of Sonic Foundry solely for the benefit of Sonic Foundry in connection with Sonic Foundry's business and in accordance with Sonic Foundry's business practices and employee policies, at any time during or for one (1) year following the termination of his/her employment by Sonic Foundry for any reason, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any of such information which is within the definition of Protected Information, hereinafter defined, which has been obtained by or disclosed to him or her as a result of his/her employment by Sonic Foundry. Further, Employee agrees to be bound by all nondisclosure or similar covenants between Sonic Foundry and any third-party, and of which, Employee is, or reasonably should be, aware.

2.    Scope of Protected Information. Employee further understands that all of
      ------------------------------
the following information and materials are "Protected Information" belonging to Sonic Foundry and shall be kept strictly confidential, even if not physically marked as such:

      a. Applications, operating system, database, communication and other computer software, whether now or hereafter existing, developed by, or on Sonic Foundry's behalf, for use on any operating system, all modifications, enhancements and versions and all options available with respect thereto, and all future products developed or derived therefrom;

      b. Source and object codes, flowcharts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts, and related documentation and manuals;

      c. Products, inventions, production processes, marketing techniques and arrangements, mailing lists, purchasing information, pricing policies, quoting procedures, financial information, customer and prospect names and requirements, employee, customer supplier and distributor data, and other materials and information relating to Sonic Foundry's business and activities and the manner in which Sonic Foundry does business;

      d. Research and development of proprietary products related to video imaging, transfer of film-originated NTSC to PAL or SECAM, PAL to NTSC or SECAM or SECAM to NTSC or PAL (as such terms are known in the television and film imaging industries), media conversion, encoding and transfer;

      e. Proprietary discoveries, concepts and ideas including, without limitation, the nature and results of research and development activities, processes formulas, inventions, computer-related equipment or technology, techniques, "know-how", designs, drawings, and specifications;

Sonic Foundry Employee Confidentiality, Invention, Solicit Agreement - ABC

      f. Any other materials or information related to the business or activities of Sonic Foundry that are not generally known to others engaged in similar businesses or activities;

      g. All ideas which are derived from or relate to Employee's access to or knowledge of any of the above enumerated materials and information; and

      h. All information, data and materials received by Sonic Foundry from third-parties in confidence (or subject to nondisclosure or similar covenants), including, but not limited to, information, data and materials received by Sonic Foundry from customers, prospective customers, joint ventures, parties to cooperative agreements or partners.

Notwithstanding the foregoing, Protected Information shall not include such information as the Employee can prove (i) was in the public domain, being publicly and openly known, prior to the date hereof, or, subsequent to such date, became part of the public domain, being publicly and openly known, through lawful and proper means, (ii) was independently developed or acquired by the Employee without reliance in any way on other protected information of Sonic Foundry or any customer or (iii) was approved by Sonic Foundry for use and disclosure by the Employee without restriction.

3.                Ownership of Inventions; Copyrights.
                  ------------------------------------

         (a) The Employee acknowledges that he or she is performing work for Sonic Foundry at Sonic Foundry's request and expense. Without further compensation, the Employee hereby agrees promptly to disclose to Sonic Foundry, and the Employee hereby assigns and agrees to assign to Sonic Foundry or its designee, the Employee's entire right, title, and interest in and to all Inventions (as defined below) relating to Sonic Foundry's business that the Employee has conceived or made, or conceives or makes, during the course of his employment by Sonic Foundry. Any Invention relating to Sonic Foundry's business that is disclosed by the Employee within one (1) year following the termination of his/her employment with Sonic Foundry shall also be Sonic Foundry's property, unless the Employee proves through clear and convincing evidence that the Invention was conceived following the termination of the Employee's employment. Any copyright works relating to Sonic Foundry's business created by the Employee during the term of his or her employment shall be considered works made for hire and the initial ownership therein shall be in Sonic Foundry. To the extent such works are not covered by the definition of a "work made for hire" under the Copyright Act, such that Employee would be regarded as the copyright author and owner, Employee hereby assigns and agrees to assign to Sonic Foundry, and Sonic Foundry accepts and agrees to accept, Employee's entire right, title, and interest in and to such works for all media now known or later developed. When requested by Sonic Foundry, whether during or after his or her employment, the Employee shall execute patent and copyright applications and other instruments as considered necessary by Sonic Foundry to apply for and obtain patents or copyrights in the United States and foreign countries that cover such Inventions. The Employee shall make assignments and execute any other instruments necessary to convey to Sonic Foundry the ownership and exclusive rights in such Inventions, copyright works, patent applications and patents. Sonic Foundry shall bear all out-of-pocket expenses connected with such patents, patent applications, copyright applications and maintenance of patent protection. If the Employee does not so execute the requested documents promptly after Sonic Foundry's requests therefor, the Employee hereby appoints Sonic Foundry as the Employee's attorney in fact for the limited purpose of executing such documents.

                  "Invention" means any inventions, improvements, discoveries, computer programs, know-how or ideas (whether or not patentable or subject to copyright protection) of the Employee that are included in any of the following classes: those for which any equipment, supplies, facilities or trade secret information of Sonic Foundry were used; those which were developed in any part on Sonic Foundry's time; or those that (i) relate to Sonic Foundry's actual research or development, and (ii) result from work performed by the Employee for Sonic Foundry.

                  Notwithstanding the foregoing, no rights are hereby conveyed in products, designs, ideas or inventions, if any, (i) made by the Employee prior to the Employee's employment with Sonic Foundry which are identified in a sheet attached to and made a part of this Agreement, if any (which attachment contains no confidential information) or (ii) to which Sonic Foundry enjoys no claim under California Labor Code Section 2870.

         (b) The Employee represents that his or her performance of all the terms of this Agreement and as an employee of Sonic Foundry does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him or her in confidence or in trust prior to his or her employment with Sonic Foundry, and the Employee will not disclose to Sonic Foundry, or induce Sonic Foundry to use, any confidential or proprietary information or material belonging to any previous employer or other third party. The Employee will not enter into any agreement, either written or oral, in conflict with this Agreement.

         (c) This Agreement does not apply to any product, design, idea or invention that qualifies fully under the provisions of Section 2870 of the California Labor Code or any successor version thereof. Sonic Foundry shall have no right to any product, design, idea or invention or to claim that the Employee shall have any obligation to assign to Sonic Foundry any product, design, idea or invention that the Employee develops or developed entirely on the Employee's own time without using Sonic Foundry's equipment, supplies, facilities, or trade secret information; provided, however, that the foregoing limitation shall not apply to Invention(s) that either (a) relate at the time of conception or reduction to practice of the product, design, idea or invention to Sonic Foundry's business, or Sonic Foundry's actual research or development or (b) result from work performed by the Employee for Sonic Foundry. Section 2870 provides as follows:

              "(a)    Any provision in an employment agreement which provides
that an employee shall assign, or offer to assign, any of its or his rights in an invention to its or his employer shall not apply to an invention that the employee developed entirely on its or his own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                      (1) Relate at the time of conception or reduction to practice of the invention to the employer's business or actual or demonstrably anticipated research or development of the employer; or

                      (2) Result from any work performed by the employee for the employer.

              (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

         (d) The Employee agrees to disclose all product, design, idea or invention made by the Employee and that Employee reasonably believes to be covered by this Agreement, to Sonic Foundry in confidence in order to permit a determination as to whether or not the product, design, idea or invention should be the property of Sonic Foundry.

4.  Non-Solicitation.
    ----------------

    (a) Employee agrees that during the term of his/her employment with Sonic Foundry, and for a period of one (1) year from the voluntary or involuntary termination of employment with Sonic Foundry for any reason whatsoever, Employee shall not, either personally or in conjunction with others, induce any existing customer of Sonic Foundry to cease doing business in whole with Sonic Foundry.

    (b) Employee agrees that during the term of his/her employment with Sonic Foundry, and for a period of one (1) year from the voluntary or involuntary termination of employment with Sonic Foundry for any reason whatsoever, Employee shall not, either personally or in conjunction with others either (a) solicit, interfere with, or endeavor to cause any employee of Sonic Foundry to leave such employment or (b) otherwise induce or attempt to induce any such Employee to terminate employment with Sonic Foundry.

5.  Return of Materials. At Sonic Foundry's request, or, in the absence of such
    -------------------
a request, upon termination of Employee's employment with Sonic Foundry, Employee agrees to turn over to Sonic Foundry all notes, data tapes, lists, reference items, sketches, drawings, memoranda, records, and other materials in any way relating to any financial data, Protected Information and Inventions, and other documents that are in his/her possession or control belonging to Sonic Foundry.

6.  Employment Termination. Nothing in this Agreement shall be interpreted to
    ----------------------
impair Employee's right or the right of the Company to terminate the employment relationship.

7.  Relief; Forum. Employee understands that a breach of this Agreement
    -------------
including, but not limited to, unauthorized copying, assignment, transfer or distribution of Protected Information and Inventions will result in irreparable or immeasurable damage to Sonic Foundry and that Sonic Foundry is authorized to seek injunctive relief against Employee. Employee also agrees that the Federal District Court for the Western District of Wisconsin located in Madison, Wisconsin, is an appropriate, but not exclusive, forum for resolution of any dispute arising from this Agreement, including issuance of an injunction. Employee understands that this provision regarding the issuance of an injunction does not limit any remedies at law or equity otherwise available to Sonic Foundry.

8   No Other Agreements; Merger. No oral arrangements have been made between the
    ---------------------------
parties hereto and this Agreement may be amended only in writing signed by both parties. This Agreement replaces any and all previous agreements relating to the same or similar subject matter.

9.  Successors and Assigns. The rights and obligations of Sonic Foundry under
    ----------------------
this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Sonic Foundry. Sonic Foundry shall have the right to assign its rights hereunder to any successor in interest. Employee may not assign his/her obligations under this Agreement.

10. Severability. If a court of competent jurisdiction shall declare any
    ------------
provision of this Agreement invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.

11. Choice of Law. This Agreement shall be construed in accordance with the
    -------------
internal laws of the State of California.

12. Nothing in this Agreement or elsewhere is intended to, and shall not be interpreted to, restrict in any way Employee's ability to work in any field following the termination (whether by Employer or Employee) of Employee's employment with Sonic Foundry, including, without limitation, as a systems integration consultant both within and outside the media asset management field,; provided, however, that Employee shall not, whether in such consultancy position or otherwise, disclose or use Protected Information in violation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

EMPLOYEE:                                     SONIC FOUNDRY MEDIA SERVICES, INC.



Sign:____________________________             By: _______________________

Print Name:  Alex Shohet                   Print Name:


                                                     SONIC FOUNDRY, INC.


                                                     By:_______________________
                                                     Print Name:

                                                                       Exhibit C
                                                                       -------

                  STOCK RESTRICTION AND REGISTRATION AGREEMENT
                  --------------------------------------------

          THIS STOCK RESTRICTION AND REGISTRATION AGREEMENT (the "Agreement") dated as of February ____, 2002, is by and among Sonic Foundry, Inc., a Maryland corporation ("Parent") and Digital Savant, Inc., a California corporation (the "Seller").

          WHEREAS, Parent and its wholly-owned subsidiary, Sonic Foundry Media Services, Inc. ("Buyer") are parties, along with Seller, to an Asset Purchase Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which Buyer will acquire certain of the assets and assume certain of the liabilities of the Seller; and

          WHEREAS, the parties desire to provide for certain restrictions and other matters relating to the Two Hundred Twenty One Thousand (221,000) shares (the "Shares") of Parent's common stock ("Stock") to be issued to Seller as part of the Purchase Price for the Business and Purchased Assets.

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                    ---------

                                TERM OF AGREEMENT
                                -----------------

          Term of Agreement. This Agreement and the rights and obligations of
          -----------------
the parties under this Agreement, shall terminate on the earliest to occur of the following: (a) one year following the Closing Date or (b) immediately before the consummation of (i) the sale of all, or substantially all, of Parent's assets or capital stock either through a direct sale or merger, consolidation, reorganization or any other form of business combination or acquisition in which Parent is the target of such acquisition; provided, however that Parent's registration obligations under this Agreement shall be completed not later than the closing date of the said event, or (ii) the sale of 50% or more of Parent's capital stock pursuant to a "change in control" of Parent, provided, however, that Parent's registration obligations under this Agreement shall be completed not later than immediately before the closing date of the said event, and that Seller shall at all times comply with all applicable requirements of federal and state securities law, including Rule 144, with respect to the sale of the Shares.

                                   ARTICLE II
                                   ----------

                               LOCK-UP PROVISIONS
                               ------------------

          Section 2.1 Lock-up Provisions. Seller hereby agrees that, without the
                      ------------------
prior written consent of Parent, it will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of or assign, directly or indirectly, any Restricted Shares as described in Section 2.2 below or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Shares.

         Section 2.2  Definition of Restricted Shares. Restricted Shares shall
                      -------------------------------
mean all Shares acquired by Seller at the Closing, provided, however, that the amount of Shares deemed "Restricted Shares" shall decrease with time according to the schedule set forth below:

          -------------------------------------------------------------------

          Time Period                        Amount of Restricted Shares
          -----------                        ---------------------------
          -------------------------------------------------------------------

          Until 6 months following the       100% of the Shares acquired by
          Closing                            Seller at the Closing shall be
                                             deemed Restricted Shares.

          -------------------------------------------------------------------

          Beginning 6 months following the   50% of the Shares acquired by
          Closing                            Seller at the Closing shall be
                                             deemed Restricted Shares.

          -------------------------------------------------------------------

          Beginning 12 months following the  25% of the Shares acquired by
          Closing                            Seller at the Closing shall be
                                             deemed Restricted Shares.

          -------------------------------------------------------------------

          Beginning 18 months following the  0% of the Shares acquired by
          Closing                            Seller at the Closing shall be
                                             deemed Restricted Shares.

          -------------------------------------------------------------------


                                   ARTICLE III
                                   -----------

                                  REGISTRATION
                                  ------------

         Section 3.1  Shelf Registration. Parent shall (i) file with the
                      ------------------
Securities and Exchange Commission (the "SEC") a registration statement for the Shares on Form S-3 (the "Shelf Registration") within One Hundred Twenty (120) days of the date of Closing, (ii) use its best efforts to have such registration statement declared effective with the SEC as soon as practicable, and (iii) use its best efforts to maintain the effectiveness of the Registration Statement for a period not less than two (2) years from the Closing. Should the Shelf Registration not be declared effective or should its effectiveness lapse for any reason during the period set forth above, Parent shall use its best efforts to have the Shares registered on another registration statement as soon as reasonably practicable.

         Section 3.2  Survival of Restrictions. Notwithstanding any registration
                      ------------------------
pursuant to Article IV hereof, the remaining provisions of this Agreement shall survive the registration of the Shares, as set forth herein.

         Section 3.3 Indemnification. Parent will indemnify and hold Seller harmless to the maximum extent permitted by law from and against any loss, claim, liability, damage or expense (including reasonable attorneys' fees) resulting from a claim that the Shelf Registration, prospectus or amendment thereof or supplement thereto, which includes the Shares, contains a material misstatement or omission, unless such claim is based upon information provided by Seller; and Seller will indemnify and hold harmless Parent, its directors, officers and agents and each person, if any, who controls (within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934) Parent against any loss, claim, liability, damage or expense (including attorneys' fees) resulting from any such claim relating to information provided by Seller.

         Section 3.4  Assistance. Parent will take all commercially reasonable
                      ----------
actions, not inconsistent with any applicable securities law, rule or regulation, to allow Seller to dispose of some or all of the Shares that are no longer Restricted Shares promptly upon such Shares no longer being Restricted Shares.

                                   ARTICLE IV

                               GENERAL PROVISIONS
                               ------------------

         Section 4.1  Specific Enforcement. Because the Shares cannot be readily
                      --------------------
purchased or sold in the open market, the parties hereby acknowledge and agree that they may be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any party, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         Section 4.2  Legend. All certificates evidencing the Shares subject to
                      ------
this Agreement shall also bear a legend substantially as follows during the term of this Agreement:

                  "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Restriction and Registration Agreement, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

Upon any Shares becoming non-Restricted Shares as described in this Agreement, Parent shall exchange the applicable Certificates evidencing the Shares for Certificates which do not contain the foregoing, or any similar, legend.

         Section 4.3  Governing Law; Successors and Assigns. This Agreement
                      -------------------------------------
shall be construed in accordance with and governed by the laws of the State of Wisconsin and shall be binding upon the heirs, personal successor, executors, administrators, successors and assigns of the parties.

         Section 4.4  Notices. Notices given hereunder shall be deemed to have
                      -------
been duly given (i) on the date of personal delivery or (ii) one business day following delivery by express overnight courier service, to the party being notified at its address set forth in the Purchase Agreement or such other address as it may subsequently notify the other party in writing.

         Section 4.5  Entire Agreement and Amendments. This Agreement
                      -------------------------------
constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be modified, amended or terminated except by the written consent of Parent and by Seller.

         Section 4.6  Waivers. No waiver of any breach or default hereunder
                      -------
shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

         Section 4.7   Severability. If any provision of this Agreement shall be
                       ------------
held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         Section 4.8   Counterparts. This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         Section 4.9   Termination. In the event that the Purchase Agreement is
                       -----------
terminated, this Agreement shall terminate and be of no further force or effect.

         Section 4.10  Defined Terms. Capitalized terms that are not defined
                       -------------
herein shall have the same meaning ascribed to them in the Purchase Agreement.

         Section 4.11  Attorneys' Fees. In the event of any legal proceeding
         -----------------------------
between the parties arising out of, or in connection with, this Agreement, the court shall determine which party is the prevailing party, and the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in such proceeding from the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first noted above.

SONIC FOUNDRY, INC.                               DIGITAL SAVANT, INC.


By:__________________________________________     By:___________________________
   Kenneth A. Minor, Chief Financial Officer         Alex Shohet, President

                                                                       Exhibit E
                                                                       -------

                              ASSUMPTION AGREEMENT

          The undersigned Sonic Foundry Media Services, Inc., ("Buyer") a Maryland corporation and a wholly-owned subsidiary of Sonic Foundry, Inc., pursuant to that certain Asset Purchase Agreement dated February 6, 2002 (the "Agreement") among Buyer and Digital Savant, Inc., a California corporation ("Seller"), hereby assumes and agrees (subject to the terms and conditions set forth in the Agreement) to pay, perform and discharge, as and when due, all those liabilities and obligations of Seller specified in Section 1.3 of the Agreement, to the extent specified therein.

          PROVIDED, HOWEVER, that the undersigned does not hereby assume any debts, liabilities, obligations or contracts of Seller other than those specifically referred to above.

          IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the _____ day of February, 2002.


                                              SONIC FOUNDRY MEDIA SERVICES, INC.


                                              By:_______________________________


STATE OF WISCONSIN   )
                     )  ss.
COUNTY OF DANE       )

          Personally came before me this _____ day of __________________, 2002 the above named __________________, to me known to be the ________________ and to me known to be the person who executed the foregoing instrument and acknowledges the same.


_______________________________________________
*                                                         [NOTARIAL SEAL]
_______________________________________________
Notary Public, Dane County, Wisconsin
My Commission: ________________________________